                                                                   Exhibit d(11)

                                                               December 22, 2006

Aston Asset Management LLC
161 North Clark Street, 12th Floor
Chicago, IL 60601

     Re: Sub-Investment Advisory Agreement with Optimum Investment Advisors,
         LLC dated November 30, 2006 (the "Sub-Investment Advisory Agreement")

Ladies and Gentlemen:

     Pursuant to the Sub-Investment Advisory Agreement, we are hereby providing notification of a new series of the Aston Funds to be called "Aston/Optimum Large Cap Opportunity Fund" (the "New Series"). Attached hereto are amended Schedules A and B to the Sub-Investment Advisory Agreement to reflect, among other things, the appropriate effective date, initial term and subadvisory fee rate for the New Series.

     By acknowledging below, you agree to render the investment advisory and management services to the New Series under the terms of the Sub-Investment Advisory Agreement and the amended Schedules A and B attached hereto.

                                        ASTON ASSET MANAGEMENT LLC


                                        By: /s/ Kenneth C. Anderson
                                            ------------------------------------
                                        Name: Kenneth C. Anderson
                                        Its: President

Accepted this 26th day of
December, 2006.

OPTIMUM INVESTMENT ADVISORS, LLC


By: /s/ H. Steel Bokhof, Jr.
    ---------------------------------
Name: H. Steel Bokhof, Jr.
Its: Vice Chairman
     Chief Investment Officer

                                   SCHEDULE A

Fund                                         Effective Date       Initial Term
----                                         --------------       ------------
Aston/Optimum Mid Cap Fund                 November 30, 2006   December 31, 2007
Aston/Optimum Large Cap Opportunity Fund   December 26, 2006   December 31, 2007

                                   SCHEDULE B

FUND                                                SUBADVISORY FEE RATE
----                                                --------------------
Aston/Optimum Mid Cap Fund                 0.30% for the first $100 million
                                           0.25% for the next $300 million
                                           0.20% over $400 million

Aston/Optimum Large Cap Opportunity Fund   50% of the positive difference, if
                                           any, of (x) the advisory fee payable
                                           to the Investment Adviser with
                                           respect to the Allocated Assets of
                                           the Fund (before reduction of the fee
                                           payable to Subadviser) minus (y) the
                                           sum of: (i) any investment advisory
                                           fees waived by the Investment Adviser
                                           pursuant to an Expense Limitation
                                           Agreement with the Fund, (ii) any
                                           reimbursement of expenses by the
                                           Investment Adviser pursuant to an
                                           Expense Limitation Agreement with the
                                           Fund, and (iii) any payments made by
                                           the Investment Adviser to third
                                           parties that provide distribution,
                                           shareholder services or similar
                                           services on behalf of the Fund. If
                                           the foregoing calculation results in
                                           a negative amount, such amount shall
                                           be payable by the Subadviser within
                                           30 days of receipt of notice from the
                                           Investment Adviser, which notice
                                           shall include the basis for the
                                           calculation.